Exhibit 23.3

CONSENT TO OF JOHN T. BOYD COMPANY TO BE NAMED IN REGISTRATION STATEMENT

Date: January 6, 2021

Ladies and Gentlemen,

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-3 of Smart Sand, Inc., including any amendment thereto, any related prospectus and any related prospectus supplement (the “Registration Statement”). We hereby further consent to (i) the use in such Registration Statement of information contained in Smart Sand, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) relating to our reports setting forth the estimates of reserves of Smart Sand, Inc. as of December 31, 2019 (relating to reserves at the Oakdale facility) and August 26, 2014 (relating to reserves at the Hixon facility) and (ii) all references to us contained in such Registration Statement, including in the prospectus under the heading “Experts.”

Respectfully submitted,

JOHN T. BOYD COMPANY
By:

/s/ Ronald L. Lewis

Name:         Ronald L. Lewis
Title:         Managing Director and COO